Exhibit 99.1

NanoViricides Completes a $5 Million Raise in Shelf Offering - The Company Reports Having More than 24 Months of Cash in Hand

WEST HAVEN, CONNECTICUT, February 9, 2012: NanoViricides, Inc. (OTC BB: NNVC.OB) (the "Company") announced today that it has received the final tranche of $2.5M from Seaside 88, LP (“Seaside”), thereby completing the total of $5M financing. This raise, and the receipt of the initial $2.5M tranche, was previously announced on November 3, 2011. This financing draws down on the Company’s previously announced universal registered shelf “Form S-3” offering. The registered shelf offering became effective on April 29, 2010 and continues to remain effective. There are no warrants associated with this raise.

The Company has continued to keep its expenditure rate low, while advancing its Influenza therapeutics program, FluCide™ towards an IND filing with the US FDA. The Company has recently filed a request letter for a pre-IND Meeting with the US FDA and subsequently submitted a pre-IND dataset on its flagship FluCide clinical candidate, NV-INF-1, to the US FDA. The Company intends to seek two different indications for this treatment: (1) out-patient influenza, and (2) hospitalized patients presenting with influenza-like illness (ILI).

The Company believes that this single anti-influenza drug should be effective against most forms of Influenza A, including H5N1 Bird Flu, Highly Pathogenic Avian Influenzas (HPAI), Epidemic influenzas (such as the “swine flu” 2009/H1N1/A), and seasonal influenzas.

The Company has received this current financing from a single investor, Seaside 88, LP (“Seaside”), a Florida limited partnership. Seaside has, to date, financed NanoViricides with a total of approximately $20 million under a similar arrangement to the financing now completed.

“We continue to have more than 24 months of cash in hand, based on our current rate of expenditure, with this additional raise. We now have sufficient cash in hand to be able to complete our pre-IND studies on FluCide and file an IND in due course,” said Eugene Seymour, MD, MPH, CEO of the Company.

In addition, the Company has continued its progress in the pre-clinical programs against several other diseases. In particular, the Company has announced that it has developed an anti-HIV ligand that was substantially superior to the earlier anti-HIV ligands employed by the Company. The Company is also optimizing its anti-Herpes drug candidates, its External Eye anti-viral drug candidates, as well as its Dengue therapeutic candidates. The Company has a very broad pipeline, based on its novel “nanoviricide®” platform technology.

On November 2, 2011, NanoViricides had entered into a securities purchase agreement with Seaside for the purchase and sale of up to 500,000 shares of its Series B Preferred Stock at the purchase price of $10.00 per share. Seaside purchased an initial 250,000 shares of the Company’s Series B Preferred Stock at the purchase price of $10.00 per share for an aggregate purchase price of $2,500,000 (the “initial tranche”) on the same date. The Company thereby had received $2.5M upon closing, with a net of approximately $2.32M after deducting brokerage commission and expenses. The conversion of these $2.5M worth of Series B Preferred stock to common stock was completed on January 24, 2012. Following this conversion completion, on February 8, 2012, Seaside exercised its option to purchase an additional 250,000 shares of the Company’s Series B preferred stock on identical terms (the “final tranche”). The Company received $2.5M upon this final closing, with a net of approximately $2.32M after deducting brokerage commission and expenses. In addition, on February 8, 2012, $400,000 of Series B Preferred stock was converted to the Company’s common stock. Additional conversions will follow every fourteen days. At each conversion, 40,000 shares of the Series B Preferred Stock purchased by Seaside will be automatically converted into common stock using a conversion factor calculated as follows. The conversion factor shall equal the purchase price of $10 per share of the preferred stock, divided by the lesser of (i) the ten day daily volume weighted average of actual trading prices (“VWAP”) of the common stock multiplied by 0.85; or (ii) the VWAP for the trading day immediately prior to a conversion date multiplied by 0.88. In addition, the unconverted shares of the Series B Preferred Stock will accrue a dividend at a 10% annualized rate. The accrued dividend shall be payable in common stock at the time of each conversion. The Company does not pay a dividend on the shares of its common stock or the shares of its Preferred Series A stock, and will not be able to pay any dividend on these securities while any shares of the Series B Preferred stock remain unconverted. The shares of Series B Preferred Stock and the shares of common stock underlying the Series B Preferred Stock and the dividend earned on it were offered pursuant to an effective shelf registration statement. The Series B Preferred Stock does not have any voting rights except as set forth in the Certificate of Designation, as amended, creating the stock.

Midtown Partners & Co., LLC, acted as the placement agent for this transaction. Midtown received a cash placement fee of 6%.

A shelf registration statement relating to the shares of common stock underlying the shares of preferred stock issued in the offering has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective. A prospectus supplement relating to the current transaction has been filed by NanoViricides with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained directly from NanoViricides by contacting NanoViricides, Inc., 135 Wood Street, Suite 205, West Haven, Connecticut 06516. This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of preferred or common stock of NanoViricides. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes (HSV), viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.  Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

Contact:

NanoViricides, Inc.

Amanda Schuon, 310-550-7200

info@nanoviricides.com